Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel M. Ferris, Principal Executive Officer of Curry Gold Corp, a Nevada corporation (“the Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   The Report on Form 10-Q of Curry Gold Corp (the “Registrant”) for the fiscal quarter ended February 28, 2013 (the “Report”) which this statement accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   Information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

Dated:  April 10, 2013

Curry Gold Corp.

By: /s/ Daniel M. Ferris

Principal Executive Officer